UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 15, 2013 (May 15, 2013)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

2150 St. Elzéar Blvd. West,

Laval, Quebec

Canada H7L 4A8

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (514) 744-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 15, 2013, Dr. Laurence E. Paul submitted a letter of resignation to the board of directors (the “Board”) of Valeant Pharmaceuticals International, Inc. (the “Company”). Dr. Paul resigned as a director of the Company and as a member of the Board’s Finance and Transactions Committee and Nominating and Corporate Governance Committee, each effective as of 5:00 pm Pacific time on May 15, 2013, and withdrew his name for nomination for re-election at the Company’s 2013 Annual Meeting of Shareholders (the “Annual Meeting”). Dr. Paul’s letter stated that he is resigning from the Board for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The size of the Board will be reduced by one, to 10 directors; and at the Annual Meeting, 10 rather than 11 directors will be nominated for election to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2013

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert Chai-Onn
Robert Chai-Onn
Executive Vice President, General Counsel, Corporate Secretary and Corporate Business Development